                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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     Check the appropriate box:
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                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          GTE California Incorporated
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         0-11.

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                          GTE CALIFORNIA INCORPORATED
                                 ONE GTE PLACE
                      THOUSAND OAKS, CALIFORNIA 91362-3811


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 9, 1997


Irving, Texas
March 28, 1997

To the Holders of the Cumulative Preferred Stock, $20 Par Value, 4 1/2% Series, and the Common Stock:

Notice is hereby given that, in accordance with the Bylaws of GTE California Incorporated (the Company), the Annual Meeting of Shareholders of the Company will be held at the office of GTE Telephone Operations World Headquarters, 600 Hidden Ridge, Irving, Texas 75038, at 10:00 a.m., on Wednesday, the 9th day of April, 1997, for the purpose of (1) electing a Board of Directors to serve for the ensuing year and until their successors have been elected and qualified,
(2) voting upon the appointment of Arthur Andersen LLP as the independent public accountant for the Company, and (3) transacting such other business as may properly come before the meeting and any adjournment thereof. The nominees for election as directors are named in the attached Proxy Statement, which is a part of this notice. The Board does not presently know of any other business to be considered.

Only shareholders of record at the close of business on Wednesday, March 5, 1997, will be entitled to vote at the meeting.

Please mark, sign and return the enclosed proxy as promptly as possible. If you are present at the meeting, you may withdraw your proxy and vote your shares personally.

                                     By order of the Board of Directors,

                                     CHARLES J. SOMES
                                     Secretary

                          GTE CALIFORNIA INCORPORATED
                                 ONE GTE PLACE
                      THOUSAND OAKS, CALIFORNIA 91362-3811



                                PROXY STATEMENT


     This Proxy Statement is being mailed on approximately March 28, 1997 to shareholders of GTE California Incorporated (the Company) in connection with the Annual Meeting of Shareholders of the Company (the Annual Meeting) to be held on Wednesday, April 9, 1997, at the office of GTE Telephone Operations World Headquarters, 600 Hidden Ridge, Irving, Texas 75038, at 10:00 a.m. and at any and all adjournments thereof. The Company's Board of Directors (the Board) is soliciting proxies to be voted at the Annual Meeting.

RECORD DATE

     Only shareholders of record at the close of business on March 5, 1997 are entitled to vote in person or by proxy at the Annual Meeting.

PROXY PROCEDURE

     The Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder attends the Annual Meeting, he or she may vote by ballot.

     If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, his or her shares will not be voted. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director or any proposal. Abstentions are counted toward determining whether a quorum has been obtained. However, shares represented by broker non-votes are not considered present at the meeting and, accordingly, are not counted towards quorum.

     If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by that proxy card will be voted as recommended by the Board. Otherwise, the signed proxy card will be voted as indicated on the card. The proxy card also gives the individuals named as Proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the Annual Meeting. A shareholder may revoke his or her proxy at any time before it is voted by: (i) giving notice in writing to the Secretary of the Company, (ii) granting a subsequent proxy; or (iii) appearing in person and voting at the Annual Meeting.


COST OF SOLICITATION

     The Company is responsible for the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone, or by other means. The Company will also request brokers or nominees who hold shares of Cumulative Preferred Stock, $20 Par Value, 4 1/2% Series, in their names to forward proxy material at the Company's expense to the beneficial owners of such stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record at the close of business on March 5, 1997, of the 280,312 outstanding shares of Cumulative Preferred Stock, $20 Par Value, 4 1/2% Series, and the 70,000,000 outstanding shares of Common Stock are entitled to notice of and to vote at the Annual Meeting. Shareholders have cumulative voting rights, as described below, in electing directors. No shareholders shall be entitled to cumulative votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. If voting is not conducted by cumulative voting, each share will be entitled to one vote, and the holders of a majority of the shares voting at the meeting will be able to elect all of the directors if they choose to do so. In such event, the other shareholders will be unable to elect any director or directors. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. On all other matters, each share is entitled to one vote.

     All of the 70,000,000 outstanding shares of Common Stock are owned of record and beneficially by GTE Corporation (GTE or the Corporation), representing 99.6 percent of the outstanding voting securities of the Company.

VOTE REQUIRED

     The persons named in the enclosed proxy have advised they intend to vote for the election of the nominees listed below as directors of the Company. If, in the event of an unexpected occurrence, any nominee should not be available for election, the proxies will be voted for the election of such substitute nominee, if any, as the Board may propose. Each nominee is at present available for election. The individuals listed below currently serve as directors of the Company.

     If voting for directors is conducted by cumulative voting, the persons named on the enclosed form of proxy will have discretionary authority to cumulate votes among the nominees with respect to which authority was not withheld or, if the form of proxy either was not marked or was marked for all nominees, among all nominees. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such an action necessary or desirable.

BOARD OF DIRECTORS

     The directors of the Company are elected annually. During 1997, there was one telephonic meeting of a Special Committee of the Board whose membership was comprised of Gerald K. Dinsmore, Thomas W. White, and Michael B. Esstman. Messrs. Dinsmore and Esstman attended this meeting. All other actions of the Board were by unanimous consent resolutions.

     The Board currently consists of five directors with two seats vacant. The Company proposes to elect five members at the Annual Meeting thereby leaving two seats on the Board vacant. The Company has concluded that it can operate efficiently with only five directors on the Board in light of the decision to have only GTE employees serve as directors of the Company. The five nominees for election to hold office until the next annual election of directors and until their successors shall be elected and qualified are listed in the following table. The proxies submitted in response to this Proxy Statement cannot be voted for a greater number of directors than the number of nominees named. All of the nominees were elected as directors of the Company at the last Annual Meeting. Also shown on the table are the nominees' ages and principal occupations or employment during the last five years. All of the nominees are executives of GTE Telephone Operations. The Board recommends a vote for all nominees.

          Name             Age      Director Since                       Business Experience
          ----             ---      --------------                       -------------------
John C. Appel               48           1996         Executive Vice President - Network Operations, GTE
                                                      Telephone Operations, 1996; Executive Vice President -
                                                      Network Operations, all GTE domestic telephone
                                                      subsidiaries of which he is not the President, 1996;
                                                      Director, all GTE domestic telephone subsidiaries,
                                                      1996; President - GTE South Incorporated and GTE North
                                                      Incorporated, 1995; Senior Vice President - Regulatory
                                                      Operations, GTE Telephone Operations, 1994; President -
                                                      GTE Southwest Incorporated, 1994; State President -
                                                      Texas / New Mexico, 1993; Vice President and General
                                                      Manager - California, GTE Telephone Operations West
                                                      Area, 1992.

Richard M. Cahill           58           1993         Vice President - General Counsel, GTE Telephone
                                                      Operations, 1988; Director, all GTE domestic telephone
                                                      subsidiaries, 1993 and/or 1994; Director, GTE Vantage
                                                      Incorporated, 1991; Vice President - General Counsel,
                                                      all GTE domestic telephone subsidiaries, 1995.

Gerald K. Dinsmore          47           1993         Senior Vice President - Finance and Planning, GTE
                                                      Telephone Operations, 1994; Senior Vice President -
                                                      Finance and Planning, all GTE domestic telephone
                                                      subsidiaries, 1994; Vice President - Finance, GTE
                                                      Telephone Operations, 1993; President of all South Area
                                                      Companies, GTE Telephone Operations, 1992; Director,
                                                      GTE Florida Incorporated and GTE South Incorporated,
                                                      1992; Director, all GTE domestic telephone
                                                      subsidiaries, 1993 and/or 1994.

         Name              Age      Director Since                       Business Experience
         ----              ---      --------------                       -------------------
Michael B. Esstman          50           1993          Executive Vice President - Customer Segments, GTE
                                                       Telephone Operations, 1994; Executive Vice President -
                                                       Operations, GTE Telephone Operations, 1993; Director,
                                                       all Central Area Companies, 1991; Director, all other
                                                       GTE domestic telephone subsidiaries, 1993 and/or 1994.

Thomas W. White             50           1993          President, GTE Telephone Operations, 1995; Executive
                                                       Vice President - Network Operations, GTE Telephone
                                                       Operations, 1994; Executive Vice President - GTE
                                                       Telephone Operations, 1993; Director, all GTE domestic
                                                       telephone subsidiaries, 1993 and/or 1994; Director,
                                                       Quebec-Telephone.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Company does not have any standing audit, nominating or compensation committees of the Board. In light of the decision to have only GTE employees serve on the Board, the Board concluded that such committees are not necessary.

DIRECTORS' COMPENSATION

     The current directors, all of whom are employees of GTE, are not paid any fees or remuneration, as such, for service on the Board.

EXECUTIVE COMPENSATION

     Report on Executive Compensation

     The Board has reviewed and approved the annual compensation paid to the Company's President, M.L. Keith, Jr., and each of the other four highest paid executive officers of the Company during 1996. Several of the executive officers are also executive officers of affiliates of the Company. The Company's pro rata share of salaries, bonuses and other cash compensation for such executive officers is discussed in Note 1 to the table on page 9.

     The compensation of Mr. Keith and the other four highest paid executive officers (the named executive officers) are recommended to and approved by the Executive Compensation and Organizational Structure Committee of the Board of Directors of GTE Corporation (the Committee). The Committee also administers GTE's executive incentive plans including the approval of awards under those plans. In the opinion of the Board, the compensation paid to the named executive officers of the Company is reasonable.

     Compensation Philosophy

     The compensation philosophy of GTE, in which the Board concurs, is that the compensation for the executive officers of the Company as a group should be set at a level so that it attracts superior individuals, rewards sustained performance and maximizes shareholder value. The Board also believes that because the Company is a majority-owned subsidiary of GTE, and because most of the named executive officers are also executive officers of other GTE affiliates, their compensation should closely resemble the compensation paid to other similarly situated employees of other GTE subsidiaries. The Board further believes that the Company benefits from the policy of compensating its employees on a similar basis to other employees with similar responsibilities within GTE because it facilitates the ability of GTE to transfer employees between companies, thereby providing the Company with a large group of skilled and knowledgeable individuals from which to draw to fill key vacancies. This policy also serves to attract talented people to the Company because they will have an opportunity for additional experience and promotion throughout all of GTE.

     Executive Compensation

     The base salary of the named executive officers is determined by reviewing the individual's performance as well as the duties and responsibilities of the respective executive management position. Each management position is given a grade level with an attendant salary range. The grade levels are determined using the Hay Job Evaluation System, an orderly and widely recognized system to establish job levels. The Hay system emphasizes employee relations, staffing/retention and equal opportunity considerations. The individual's performance, years of experience and prior salary increase history, determine where within the salary range the individual's base salary falls. The grade levels of the executive officers are generally comparable to other similar management positions within GTE.

     The base compensation, whether or not specifically allocated to the Company, of the named executive officers increased during 1996, based on their performance and the date of their last increase. The percentage increases ranged from 0.5% to 18.5%. Mr. Keith's percentage increase was based upon the performance of GTE Telephone Operations and the Company and his individual performance. The percentage increases for Messrs. White, Esstman, Appel and Sparrow were based on the total performance of GTE Telephone Operations and each individual's performance. The base salaries paid by the Company to the named executive officers of the Company as of December 31, 1995, are included under the "Salary" column of the Summary Compensation Table on page 9.

     Incentive Compensation

     Certain executives are also eligible to receive payments under two incentive plans in addition to their base salary. Under the Executive Incentive Plan (the EIP), awards are made, in the case of Mr. Keith, based upon the performance of GTE, GTE Telephone Operations and the Company during the last fiscal year and upon the individual participant's achievement of certain goals for his business unit and other individual objectives. In the case of Messrs. White, Esstman, Appel and Sparrow, awards are made based on the total performance of GTE and GTE Telephone Operations and each individual's performance.

     No awards under the EIP are made for any year in which GTE's return on equity (ROE) does not exceed 8%. However, under the terms of the EIP, the Committee shall also take into consideration unusual or extraordinary items or circumstances affecting GTE's financial performance, such as the impact of mandated accounting changes or unusual charges related to acquisitions or divestitures. GTE's 1996 ROE exceeded 8%, and awards under the EIP were made.

     The award to Mr. Keith under the GTE EIP for 1996 was based on the performance of GTE as a whole as well as Mr. Keith's performance with respect to critical pre-established qualitative and quantitative objectives related to the Company established and approved by the Chief Executive Officer of GTE Telephone Operations and the Committee. The quantitative objectives included targets for net income, return on equity, free cash flow, customer value of service and affirmative action. Other objectives included new product revenues, product price and positioning, employee satisfaction and process re-engineering. In determining Mr. Keith's award for 1996, particular emphasis was given to the financial performance of the Company and the quality of service provided to customers of the Company.

     EIP awards for the named executive officers paid by the Company are included in the "Bonus" column of the Summary Compensation Table on page 9 .

     Selected GTE employees also have an opportunity to earn incentive payments under GTE's Long-Term Incentive Plan (the LTIP). The primary purpose of the LTIP is to help assure superior financial and operating performance by offering participants an incentive to cause GTE to achieve those results. Under the provisions of the LTIP, two types of grants are currently used: performance bonuses and stock options (which may include tandem stock appreciation rights).

     Senior executives of GTE, including the five executives named in the Summary Compensation Table, are eligible to receive annual grants of performance bonuses which are earned during a performance cycle that typically is three years in duration (a Cycle). Awards for the 3-year performance Cycle ending in 1996 were based on GTE'S actual financial performance during the relevant Cycle as measured by GTE's average ROE, and operating cash flow margin
(OCFM) in comparison with pre-established target levels.

     In recognition of rapidly changing nature of the telecommunications industry and the manner in which the investment community increasingly evaluates corporate financial performance, together with requirements imposed by Section 162(m) of the Internal Revenue Code of 1986 (the Code), the Committee approved in 1996 new standards for determining the amount of long-term performance bonuses. Under the new standards, no awards are made for any cycle in which GTE'S cumulative consolidated net income (CCNI) for the Cycle does not exceed $5 billion. In calculating CCNI under the terms of the LTIP, the Committee shall exclude unusual or extraordinary items such as the impact of accounting changes or unusual charges relating to business combinations or discontinued operations. For the Cycles beginning in 1996 and later, the Committee established a limitation on the aggregate amount available for performance bonus awards. If CCNI exceeds $5 billion, then an amount equal to 3% of the CCNI is available for awards to participants (the LTIP Award
Pool). Amounts of CCNI in excess of $15 billion are not counted in determining the size of the LTIP Award Pool. In addition, the Committee established individual award limits with respect to the award of the performance bonuses. For Cycles beginning in 1996 and later, the individual award limit is a percentage of the LTIP Award Pool. The applicable percentage depends on the individual's base salary at the end of the Cycle, and, in all cases, may not exceed 3.5% of the LTIP Award Pool.

     In connection with the new standards for performance bonuses as described above, the Committee also approved the adoption of key measures of financial performance (Guideline Factors). For the 3-year Cycle beginning in 1996, the Committee approved five Guideline Factors: revenue growth, EPS growth, growth in EBITDA, relative total return to shareholders (TSR) and return on investment
(ROI).

     In establishing the targeted performance levels for the five Guideline Factors, the Committee considered GTE's past performance, the performance of its principal competitors, its strategic goals, and its plans for implementing those goals. The targets established by the Committee with respect to the Guideline Factors are designed to facilitate implementing GTE's strategic plans and to improve GTE's performance relative to its peers.

     At the time the targeted performance bonus levels for each Cycle under the LTIP were established, a common stock equivalent unit (Equivalent Unit) account was set up for each participant in the LTIP. An initial dollar amount for each account (Target Award) was determined based on the competitive performance bonus grant practices of the market comparator group. To determine the number of Equivalent Units in the account, the dollar balance was then divided by the average market price for GTE Common Stock for the calendar week preceding the day the account was established. The value of the account was increased or decreased based on the market price of the GTE Common Stock. Each time a dividend was paid on GTE Common Stock, an amount equal to the dividends paid on an equivalent number of shares of GTE Common Stock was added to the account. This amount was then converted into a number of Equivalent Units, obtained by dividing the amount of the dividend by the average price of the GTE Common Stock on the composite tape of the NYSE on the dividend payment date. The resulting number of Equivalent Units was then credited to the account.

     The value of the Equivalent Unit account is then adjusted by the Guideline Performance Percentage (as defined below). Under the performance criteria approved for the 1996-1998 Cycle, the Committee established the minimum acceptable level of attainment with respect to each of the Guideline Factors (the Threshold). If this Threshold is not attained for a particular Guideline Factor, no award is paid for that specific factor. If the Threshold for the Guideline Factor is achieved, participants receive a payment of 20% of the award for that Guideline Factor. However, if GTE attains the Threshold for the TSR Guideline Factor, a payment of 50% of the award is made due to the exceptionally demanding goal for TSR. If the target for the Guideline Factor is attained, the participants will receive the full value associated with the Guideline Factor. If GTE's performance exceeds the target, the award for that Guideline Factor will exceed the performance target, resulting in a payment in excess of 100% of the Target Award, based upon a formula explained in footnote 4 under the Long-Term Incentive Plan Awards table on page 13. The formula is applied separately for each Guideline Factor. The Committee anticipates that performance bonus awards will be based in equal proportion on the attainment of the target established for each of the five Guideline Factors. The cumulative attainment level is called the "Guideline Performance Percentage".

     Payouts to the named executives for the 1994-1996 Cycle were based on the previously applied ROE and OCFM measures and are shown in the Summary Compensation Table on page 9. The awards for the 1994-1996 Cycle included in the table reflect the following combinations of performance measures: the ROE goal was surpassed by a significant margin, and the OCFM goal was also exceeded.

     Grants for the 1996-1998 Cycle are shown in the Long-Term Incentive Plan Awards table on page 12.

     Under the LTIP, the Committee normally approves grants of stock options, which may include tandem stock appreciation rights (SARs). These options are granted to a substantially larger group of executives, including the five executives named in the Summary Compensation Table, than those who are eligible to receive performance bonuses under the LTIP.

     In approving the number of executive options and SARs awarded under the LTIP, the committee compares GTE's grant levels to competitive practices in the comparator group. GTE's philosophy is to be at or near a median grant posture of the comparator group of companies. The Committee did not take into account the number of options currently held by any individual participant in determining individual grants for 1996. Mr. Keith and the other four most highly compensated officers received the grants shown in the Summary Compensation Table on page 9. Messrs. White, Esstman, Appel and Sparrow also received additional options under a special grant as detailed in footnote 2 under the Option/SAR Grant table on page 11.

INTERNAL REVENUE SERVICE RULES RELATING TO DEDUCTIBILITY OF COMPENSATION

     In late December 1995, the Internal Revenue Service (IRS) issued final regulations that apply to the provision in Section 162(m) of the Code limiting the tax deduction a publicly held corporation may take for compensation paid to its chief executive officer and its four other most highly compensated employees (Covered Executives). The IRS regulations limit the annual amount that a company may deduct to $1,000,000 per Covered Executive unless the compensation constitutes "performance-based" compensation. The regulations contain transition rules that companies generally may rely on until the first shareholder meeting in 1997.

     In order to comply with the IRS regulations, the Committee has adopted certain procedures to provide for the deductibility of future amounts received under the EIP for 1996, and for Cycles under the LTIP commencing in 1994. The provisions include, but are not limited to, limiting positive discretion and establishing the maximum award payable to Covered Executives under the EIP and LTIP.

Other Compensation Plans

     The Company also participates in various broad-based GTE employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. The GTE Savings Plan and the GTE Hourly Savings Plan (the Savings Plans), pursuant to the provisions of
Section 401(k) of the Code, permit employees to invest in a variety of funds on a pre-tax or after-tax basis. Matching contributions under the Savings Plans are made in GTE Common Stock. GTE has discontinued offerings of GTE Common Stock under the GTE Employees' Stock Plan, which allowed employees to purchase GTE Common Stock at a discount.

The Company also maintains pension, insurance and other benefit plans for its employees.

     John C. Appel
     Richard M. Cahill
     Gerald K. Dinsmore
     Michael B. Esstman
     Thomas W. White

March 28, 1996

EXECUTIVE COMPENSATION TABLES

     The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information about the compensation of the 1996 Principal Executive Officer of the Company and each of the other four most highly compensated executive officers (the named executive officers) of GTE Telephone Operations in 1996. The information in this table under the caption "Annual Compensation" sets forth all compensation paid to the named executive officers by GTE Telephone Operations. The caption "Long-Term Compensation" sets forth all long-term compensation paid to the named executive officers under employee benefit plans administered by GTE Corporation or GTE Service Corporation. Footnote 1 to this table sets forth the actual 1996 annual compensation for each of the named executive officers that was allocated to the Company.

                                                                                  Long-Term Compensation
                                                                     -------------------------------------------------
                                       Annual Compensation (1)               Awards                  Payouts
                                       -------------------------    --------------------------------------------------
                                                                     Restricted  Securities
                                                     Other Annual      Stock     Underlying     LTIP       All Other
Name and Principal                Salary    Bonus    Compensation      Awards     Options/     Payouts     Compensation
Position in Group          Year   ($) (2)  ($) (3)        ($)         ($) (4)     SARs (#)      ($)        ($) (5)
-----------------------    ----- --------- --------  ------------   ----------   -----------   ---------   -------------
M. L. Keith, Jr.           1996  $217,762  $117,300  $     --          $ 5,118        15,200    $ 87,600   $      9,799
 President                 1995   204,308   104,000        --             --          12,500       --
                                                                                                                  9,111

Thomas W. White            1996   463,115   533,700        --           81,511       183,400     770,000         10,613
 President -               1995   418,884   443,800        --             --          98,800     331,800         10,613
  GTE Telephone            1994   353,508   368,200        --             --          53,700     164,100          7,075
  Operations

Michael B. Esstman         1996   369,958   359,600        --           61,702       124,400     627,400         10,613
 Executive Vice President  1995   350,731   349,400        --             --          63,500     305,900          7,238
 -Customer Segments        1994   327,546   358,200        --             --          53,700     158,300          4,998
  GTE Telephone
  Operations

John C. Appel              1996   295,977   380,700        --           51,229       124,400     439,200         10,572
 Executive Vice            1995   261,866   255,600        --             --          36,400     211,300         10,613
 President-
 Network Operations        1994   260,662   233,800        --             --          30,900     117,200          7,075
  GTE Telephone
  Operations

Larry J. Sparrow           1996   294,812   260,800        --           41,561        81,400     404,100         10,613
  President -              1995   261,866   255,600        --             --          36,400     211,300         10,613
 Carrier Markets           1994   260,662   233,800        --             --          30,900     117,200          7,075
  GTE Telephone
  Operations




(1) Annual Compensation represents the total annual cash compensation of salaries, bonuses and other compensation. The Company's allocated share for Messrs. Keith, White, Esstman, Appel and Sparrow for whom total annual amounts are shown above, is $335,062; $224,403; $166,864; $159,222 and
     $127,080, respectively.

(2) The data in the table includes fees of $15,692 and $16,607 received by Mr. White for serving as director of BC TEL during 1996 and 1995. BC TEL, a Canadian company, is an indirectly-owned subsidiary of GTE Corporation.

(3) The data in this column represents the annual bonus received by each of the named executive officers under the GTE Corporation Executive Incentive Plan (the EIP) in 1996. In connection with GTE's Equity Participation Program (EPP), a portion of this amount has been deferred into restricted stock units payable at maturity (generally, a minimum of three years) in GTE Common Stock (Restricted Stock Units). The number of Restricted Stock Units received was calculated by dividing the amount of the annual bonus deferred by the average closing price of GTE Common Stock on the NYSE composite tape for the 20 consecutive trading days following the release to the public of GTE's financial results for the fiscal year in which the bonus was earned (the Average Closing Price). Additional Restricted Stock Units are received on each dividend payment date based upon the amount of the dividend paid and the closing price of GTE Common Stock on the composite tape of NYSE issues on the dividend declaration date.

(4) The data in this column represents the dollar value of the matching Restricted Stock Units based upon the Average Closing Price. Matching Restricted Stock Units are received on the basis of one additional Restricted Stock Unit for every four Restricted Stock Units deferred through annual bonus deferrals described in footnote 3 above. The matching Restricted Stock Units were designed as an inducement to encourage full participation in the EPP and to compensate the executives for their agreement not to realize the economic value associated with the Restricted Stock Units representing deferred annual bonus for a minimum of three years. Additional Restricted Stock Units are received on each dividend payment date based upon the amount of the dividend paid and the closing price of GTE Common Stock on the composite tape of NYSE issues on the dividend declaration date. Messrs. Keith, White, Esstman, Appel and Sparrow each hold a total of 540; 8,598; 6,509; 5,406 and 4,385 Restricted Stock Units, respectively, which had a dollar value of $24,503; $390,134; $295,346; $245,298 and $198,970, respectively, based solely upon the closing price of GTE Common Stock on December 31, 1996.

(5) The column "All Other Compensation" includes, for 1996, company contributions to the GTE Savings Plan of $6,750 for each of Messrs. Keith, White, Esstman, Appel and Sparrow and company contributions to the GTE Executive Salary Deferral Plan of $3,049 for Mr. Keith, $3,822 for Mr. Appel, and $3,863 for each of Messrs. White, Esstman and Sparrow.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options and tandem stock appreciation rights (SARs) to the named executive officers of the Company in 1996, whether or not specifically allocated to the Company. The options and SARs were granted under the Long-Term Incentive Plan (LTIP). Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                                                 Potential Realizable Value at
                                                                                 Assumed Annual Rates of Stock
                                                                                    Price Appreciation For
                                          Individual Grants                               Option Term
                       -------------------------------------------------------   ------------------------------
                                          Percent of
                         Number of      Total Options/
                         Securities      SARs Granted    Exercise
                         Underlying           to          Or Base
                       Options / SARs    Employees in      Price    Expiration
        Name              Granted        Fiscal Year      ($/SH)       Date       0%         5%         10%
------------------     --------------   --------------   ---------  ----------  ------     ---------  ----------
M.L. Keith, Jr.            15,200 (1)             .12%      $43.75    2/20/06   $ --     $  418,070  $1,059,388

Thomas W. White            91,700 (1)             .69%       43.75    2/20/06     --      2,522,173   6,391,179
                           91,700 (2)             .69%       43.06    6/05/06     --      2,482,539   6,290,746

Michael B. Esstman         62,200 (1)             .47%       43.75    2/20/06     --      1,710,787   4,335,129
                           62,200 (2)             .47%       43.06    6/05/06     --      1,683,903   4,267,005

John C. Appel              62,200 (1)             .47%       43.75    2/20/06     --      1,710,787   4,335,129
                           62,200 (2)             .47%       43.06    6/05/06     --      1,683,903   4,267,005

Larry J. Sparrow           40,700 (1)             .31%       43.75    2/20/06     --      1,119,438   2,836,652
                           40,700 (2)             .31%       43.06    6/05/06     --      1,101,847   2,792,076

(1) Each option was granted in tandem with a SAR, which will expire upon exercise of the option. Under the LTIP, each option granted may be exercised with respect to one-third of the aggregate number of shares subject to the grant each year, commencing one year after the date of grant.

(2) Messrs. White, Esstman, Appel and Sparrow also received a special "performance-based" stock option grant during 1996. The options were granted in tandem with SARs at a price equal to the fair market value on the date of grant. They are intended both to motivate the executives to remain with GTE during a period of unprecedented opportunities and challenges, and to give them an opportunity to accelerate the enhancement of their equity position in GTE, but only if specific and aggressive shareholder returns are met. Unlike the three-year graduated vesting schedule that applies to the other options reflected in the table, each performance-based option grant will vest in three stages according to the following schedule: (i) each option may be exercised with respect to one-third of the aggregate number of shares represented by the grant if the closing price of GTE Common Stock on the NYSE is $60 or more per share for 20 consecutive days (or, if earlier, on the fifth anniversary of the grant date); (ii) each option may be exercised with respect to an additional one-third of the aggregate number of shares represented by the grant if the closing price of GTE Common Stock on the NYSE is $70 or more per share for 20 consecutive days (or, if earlier, on the sixth anniversary of the grant date); and (iii) each option may be exercised with respect to the final one-third of the aggregate number of shares represented by the grant if the closing price of GTE Common Stock on the NYSE is $80 or more per share for 20 consecutive days (or, if earlier, on the seventh anniversary of the grant date).

                        AGGREGATED OPTION/SAR EXERCISES
                IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table provides information as to options and SARs exercised by each of the named executive officers of the Company during 1996. The table sets forth the value of options and SARs held by such officers at year-end measured in terms of the closing price of GTE Corporation (GTE) Common Stock on December 31, 1996.

                                                         Number of Securities           Value of Unexercised
                                                        Underlying Unexercised        In-the-Money Options/SARs
                          Shares                        Options/SARs at FY-End              at FY-End ($)
                        Acquired          Value        ----------------------------  ----------------------------
Name                  On Exercise(#)    Realized ($)   Exercisable    Unexercisable   Exercisable   Unexercisable
------------------    --------------  --------------   -----------    -------------  ------------   -------------
M.L.Keith, Jr.                  --     $       --          20,532         25,368     $  258,039        $150,442
Thomas W. White             43,800        697,575         120,132        267,168      1,474,402       1,377,266
Michael B. Esstman              --             --          95,766        184,634      1,180,292       1,019,121
John C. Appel               25,467        316,222           6,400        175,001         62,400         841,706
Larry J. Sparrow            48,466        601,963          37,567        115,967        469,003         606,460


             LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

     The LTIP provides for awards, currently in the form of stock options with tandem SARs, other stock-based awards and dollar denominated awards, to participating employees. The stock options and tandem SARs awarded under the LTIP to the named executive officers are shown in the table on page 10. The LTIP is described in more detail on pages 6 and 7.

                                                                          Estimated Future Payouts
                                              Performance          Under Non-Stock Price Based Plans (1)
                              Number of     Or Other Period   --------------------------------------------
                            Shares, Units        Until
                                               Maturation      Threshold (2)      Target (3)
Name                       Or Other Rights     Or Payout       (# of Units)     (# of Units)    Maximum (4)
--------------------       ---------------  ---------------   --------------    -------------   -----------
M.L. Keith, Jr.                      1,800          3 Years              552            2,121
Thomas W. White                     10,900          3 Years            3,164           12,169
Michael B. Esstman                   7,400          3 Years            2,148            8,262
John C. Appel                        7,400          3 Years            2,148            8,262
Larry J. Sparrow                     4,900          3 Years            1,422            5,471

(1) An individual's award may not exceed the applicable individual award limit, which is expressed as a percentage of the LTIP Award Pool (the Award Limit) described on page 6. The Award Limit depends on the individual's base salary at the end of the cycle, and may not exceed 3.5% of the LTIP Award Pool. The amounts described in footnotes 2 through 4 below are subject to and cannot exceed the Award Limit. An individual is initially granted a specified number of GTE Common Stock equivalent units (Equivalent Units) at the beginning of an award cycle. During the award cycle, additional Equivalent Units are added based upon the price of GTE Common Stock and the amount of the per share dividend paid on each dividend payment date. It is not possible to predict future dividends and, accordingly, estimated Equivalent Unit accruals in this table are calculated for illustrative purposes only and are based upon the dividend rate and price of GTE Common Stock at the close of business on December 31, 1996. The Target future payout or award is the dollar amount derived by multiplying the Equivalent Unit balance credited to the participant at the end of the award cycle by the price of GTE Common Stock. The Target award measures performance attainment as described in footnote 3.

(2) The Threshold represents attainment of minimum acceptable levels of performance (the Threshold Levels) with respect to the five Long-Term Performance Bonus measures (the Measures) adopted for the 1996-1998 Performance Bonus award cycle -- revenue growth; earnings per share (EPS) growth; earnings before interest, taxes, depreciation and amortization (EBITDA) growth; average return on investment (ROI); and relative total shareholder return (TSR). If the Threshold Level is attained with respect to each of the Measures, the award will be equal to approximately 25% of the combined Target award (the TSR Threshold is set at 50%, while the Threshold for the other four Measures is set at 20%). Because performance is measured separately for each Measure, it is possible to receive an award if the Threshold Level is achieved with respect to at least one but not all of the Measures. If the actual results for all Measures are below the Threshold Levels, no award will be paid.

(3) The Target represents attainment of levels of three-year revenue growth, EPS growth, EBITDA growth, ROI and TSR established at the beginning of a cycle (the Target Levels). If GTE's actual results for each of the Measures are equivalent to the Target Levels, this would represent outstanding performance, and the award will be equal to 100% of the combined Target award. GTE's performance is measured separately for each Measure. Accordingly, if the actual result for any Measure is at the applicable Target Level, the portion of the award determined by that Measure will be at 100% of the Target award for that Measure. Similarly, the portion of the award determined by any Measure performing at less than the applicable Target Level, but above the Threshold, will be less than the Target award for that Measure.

(4) This column has intentionally been left blank because it is not possible to determine the maximum number of Equivalent Units until the award cycle has been completed. Subject to the Award Limit discussed in footnote 1 above, the maximum amount of the award is limited by the extent to which GTE's actual results for the five Measures exceed the Target Levels. If GTE's actual results during the cycle for the five Measures exceed the respective Target Levels, additional awards may be paid, based on a linear interpolation. For example, for revenue growth, the schedule is as follows:

    Performance Increment Above
    Revenue Performance Target          Added Percentage to Combined Awards
    --------------------------          -----------------------------------
Each 0.1% improvement in cumulative
          revenue growth                                +2%



     Thus, if the revenue growth Measure exceeds its Target Level by .5% while the remaining four Measures are precisely at their respective Target Levels, then the performance bonus will equal 110% of the combined Target award.

EXECUTIVE AGREEMENTS

     GTE has entered into agreements (the Agreements) with Messrs. White, Esstman and Appel regarding benefits to be paid in the event of a change in control of GTE (a Change in Control).

     A Change in Control is deemed to have occurred if (a) any person or group of persons acquires, other than from GTE or as described below, 20% (or under certain circumstances, a lower percentage, not less than 10%) of GTE's voting power, (b) three or more directors are elected in any twelve-month period without the approval of a majority of the members of GTE's Incumbent Board (as defined in the Agreements) then serving as members of the Board, (c) the members of the Incumbent Board no longer constitute a majority of the Board of Directors or (d) GTE's shareholders approve (i) a merger, consolidation or reorganization involving GTE, (ii) a complete liquidation or dissolution of GTE or (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any person other than a subsidiary of GTE. An individual whose initial assumption of office occurred pursuant to an agreement to avoid or settle a proxy or other election contest is not considered a member of the Incumbent Board. In addition, a director who is elected pursuant to such a settlement agreement will not be deemed a director who is elected or nominated by the Incumbent Board for purposes of determining whether a Change in Control has occurred. Notwithstanding the foregoing, a Change in Control will not occur in the following situations: (1) certain merger transactions in which there is at least 50% GTE shareholder continuity in the surviving corporation, at least a majority of the members of the board of directors of the surviving corporation consist of members of the Board and no person owns more than 20% (or under certain circumstances, a lower percentage, not less than 10%) of the voting power of the surviving corporation following the transaction, and (2) transactions in which GTE's securities are acquired directly from GTE.

     The Agreements provide for benefits to be paid in the event these individuals separate from service and have a "good reason" for leaving or are terminated without "cause" within two years after a Change in Control of GTE.

     Good reason for leaving includes but is not limited to the following events: demotion, relocation or a reduction in total compensation or benefits, or the new entity's failure to expressly assume obligations under the Agreements. Termination for cause includes certain unlawful acts on the part of the executive or a material violation of his or her responsibilities to the Corporation resulting in material injury to the Corporation.

     An executive who experiences a qualifying separation from service will be entitled to receive up to two times the sum of (i) base salary and (ii) the average of his percentage awards under the EIP for the previous three years. The executive will also continue to receive medical and life insurance coverage for up to two years and will be provided with financial and outplacement counseling.

     In addition, the Agreements with Messrs. White, Esstman and Appel provide that in the event of a separation from service, they will receive service credit in the following amounts: two times years of service otherwise credited if the executive has five or fewer years of credited service; 10 years if credited service is more than five and not more than 10 years; and, if the executive's credited service exceeds 10 years, the actual number of credited years of service. These additional years of service will apply towards vesting, retirement eligibility, benefit accrual and all other purposes under the Supplemental Executive Retirement Plan (SERP) and the GTE Corporation Executive Retired Life Insurance Plan (ERLIP). In addition, each executive covered under an Agreement will be considered to have not less than 76 points and 15 years of accredited service for the purpose of determining his or her eligibility for early retirement benefits. The Agreements provide that there will be no duplication of benefits.

     Each of the Agreements remains in effect until July 1, 1999 unless terminated earlier pursuant to its terms. The Agreements will be automatically renewed on each successive July 1 unless, not later than December 31 of the preceding year, one of the parties notifies the other that he does not wish to extend his respective Agreement. If a Change in Control occurs, the Agreements will remain in effect until the obligations of GTE (or its successor) under the Agreements have been satisfied.

RETIREMENT PROGRAMS

     Pension Plans

     The estimated annual benefits payable, calculated on a single life annuity basis, under GTE's defined benefit pension plans at normal retirement at age 65, based upon final average earnings (integrated with social security as described below) and years of service, is illustrated in the following table:

                               PENSION PLAN TABLE

                                                        Years of Service
    Final Average           ----------------------------------------------------------------------------
      Earnings                 15               20               25               30               35
--------------------        ----------------------------------------------------------------------------
  $   150,000               $ 31,388         $ 41,850         $ 52,313         $ 62,775       $   73,238
      200,000                 42,263           56,350           70,438           84,525           98,613
      300,000                 64,013           85,350          106,688          128,025          149,363
      400,000                 85,763          114,350          142,938          171,525          200,113
      500,000                107,513          143,350          179,188          215,025          250,863
      600,000                129,263          172,350          215,438          258,525          301,613
      700,000                151,013          201,350          251,688          302,025          352,363
      800,000                172,763          230,350          287,938          345,525          403,113
      900,000                194,513          259,350          324,188          389,025          453,863
    1,000,000                216,263          288,350          360,438          432,525          504,613
    1,200,000                259,763          346,350          432,938          519,525          606,113
    1,500,000                325,013          433,350          541,688          650,025          758,363
    2,000,000                433,763          578,350          722,938          867,525        1,012,113

     GTE Service Corporation, a wholly-owned subsidiary of GTE, maintains the GTE Service Corporation Plan for Employees' Pensions (the Service Corporation
Plan), a noncontributory pension plan for the benefit of all GTE employees based on years of service and earnings. Pension benefits to be paid from the Service Corporation Plan and contributions to the Service Corporation Plan are related to basic salary exclusive of overtime, differentials, incentive compensation (except as otherwise described) and other similar types of payments. Under the Service Corporation Plan, pensions are computed on a two-rate formula basis of 1.15% and 1.45% for each year of service, with the 1.15% service credit being applied to that portion of the average annual salary for the five highest consecutive years that does not exceed the Social Security Integration Level (the portion of salary subject to the Federal Social Security
Act), and the 1.45% service credit being applied to that portion of the average annual salary for the five highest consecutive years that exceeds said level up to the statutory limit on compensation. As of December 31, 1996, the credited years of service under the the Service Compensation Plan for Messrs. Keith, White, Esstman, Appel and Sparrow are 31, 28, 28, 25 and 29, respectively.

     Under Federal law, an employee's benefits under a qualified pension plan, such as the Service Corporation Plan, are limited to certain maximum amounts. GTE maintains a SERP, which supplements the benefits of any participant in the Service Corporation Plan in an amount by which any participant's benefits under the Service Corporation Plan are limited by law. In addition, the SERP includes a provision permitting the payment of additional retirement benefits determined in a similar manner as under the Service Corporation Plan on remuneration accrued under management incentive plans as determined by the Committee. SERP benefits are payable in a lump sum or an annuity.

     Executive Retired Life Insurance Plan

     The GTE Corporation Executive Retired Life Insurance Plan (ERLIP) provides Messrs. White, Esstman, Appel and Sparrow a postretirement life insurance benefit of three times final base salary and provides Mr. Keith a postretirement life insurance benefit of two and one-half times final base salary. Upon retirement, ERLIP benefits may be paid as life insurance or, alternatively, an equivalent amount equal to the present value of the life insurance amount (based on actuarial factors and the interest rate then in effect), may be paid as a lump sum payment, as an annuity or as installment payments.

OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth the shares of GTE's Common Stock beneficially owned by each director, nominee for director, the Chief Executive Officer and the other four most highly compensated executive officers and by all directors and executive officers as a group. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares shown.

                                                                         Shares Beneficially
                                                                            Owned as of
     Title of Class            Name of Director or Nominee (1) (2) (3)   December 31, 1996
------------------------       ---------------------------------------   ---------------------
    Common Stock of GTE         John C. Appel                                          45,162
    Corporation                 Richard M. Cahill                                      78,150
                                Gerald K. Dinsmore                                     37,724
                                Michael B. Esstman                                    162,084
                                Thomas W. White                                       203,785
                                                                          -------------------
                                                                                      526,905
                                                                          ===================
                                Executive Officers (1) (2) (3)
                                -------------------------------------------------------------

                                M. L. Keith, Jr.                                       32,702
                                Thomas W. White                                       203,785
                                Michael B. Esstman                                    162,084
                                John C. Appel                                          45,162
                                Larry J. Sparrow                                       86,892
                                                                          -------------------
                                                                                      530,625
                                                                          ===================
                                All directors and executive
                                officers as a group (1) (2) (3)                     1,442,682
                                                                          ===================

(1)  Includes shares acquired through participation in the GTE Savings Plan.

(2) Included in the number of shares beneficially owned by Messrs. Appel, Cahill, Dinsmore, Esstman, White, Sparrow and Keith, and all directors and executive officers as a group are 41,667; 72,100; 35,999; 155,566; 189,765;
     73,566; 29,599 and 1,261,616 shares, respectively, which such persons have the right to acquire within 60 days pursuant to stock options.

(3) No director, nominee for director or executive officer owns as much as one-tenth of one percent of the total outstanding shares of GTE Common Stock, and all directors and executive officers as a group own less than one-fifth of one percent of the total outstanding shares of GTE Common Stock.

DIRECTOR AND EXECUTIVE OFFICER SECURITIES REPORTS


CERTAIN TRANSACTIONS

     GTE Supply, which is not a subsidiary of the Company, provides construction and maintenance equipment, supplies and electronic repair services to the Company. These purchases and services amounted to $119.5 million in 1996. Such purchases and services are recorded in the accounts of the Company, at cost, which includes a normal return realized by GTE Supply.

     The Company is billed for certain printing and other costs associated with telephone directories, data processing services and equipment rentals, and receives management, consulting, research and development and pension management services from other affiliated companies. These charges amounted $194 million in 1996. The amounts charged for these affiliated transactions are based on a proportional cost allocation method.

     The Company's consolidated financial statements include allocated expenses based on the sharing of certain executive, administrative, financial, accounting, marketing, personnel, engineering, and other support services being performed at consolidated work centers among the domestic GTE Telephone Operating Companies. The amounts charged for these affiliated transactions are based on a proportional cost allocation method as filed with the Federal Communications Commission.

     The Company has an agreement with GTE Directories Corporation (Directories) (100% owned by GTE), whereby the Company provides its subscriber lists, billing and collection and other services to Directories. Revenues from these activities amounted to $130.6 million in 1996.

INDEPENDENT PUBLIC ACCOUNTANTS

     A proposal will be presented at the meeting that the selection by the Board of Arthur Andersen LLP as the independent public accountants of the Company be approved by the shareholders of the Company. An affirmative vote of the holders of a majority of the shares represented at the meeting will be required for such approval. In the event such approval is not obtained, selection of the accountant will be reconsidered by the Board. Proxies solicited by the Board will be voted for the proposal unless marked to the contrary. The Board recommends a vote FOR the foregoing proposal.

     A representative of Arthur Andersen LLP will not attend the shareholders' meeting.

OTHER MATTERS

     The Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the meeting, it is the intention of the person named in the proxy to vote such proxy or proxies in accordance with the judgment of the Board.

PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders, to be held in April 1998, must be received at the office of the Company by November 28, 1997, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available free of charge by written request to:


     GTE Telephone Operations
     Financial Reporting
     1420 East Rochelle Blvd.
     Suite 300, Building 6
     MC: HQC03F29
     Irving, TX 75039

                                     By order of the Board of Directors,

                                               Charles J. Somes
                                                  Secretary

Dated:  March 28, 1997

                                 DETACH HERE

PROXY



                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                          GTE CALIFORNIA INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints RICHARD M. CAHILL, PETER K. PLAUT and CHARLES
J. SOMES, and each of them, proxies, with power of substitution, to vote, as designated on the reverse side, all shares of the undersigned at the annual meeting of shareholders of GTE California incorporated to be held at 600 Hidden Ridge, Irving, Texas 75038, on Wednesday, April 9, 1997 at 10 a.m., and all adjournments.

        PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF DIRECTORS THAN THE NOMINEES NAMED.



       CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
                                                                 SIDE

                                 DETACH HERE



[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    1. ELECTION OF DIRECTORS

    NOMINEES: Thomas W. White, John C. Appel, Michael B. Esstman, Gerald K. Dinsmore and Richard M. Cahill

                                   FOR              WITHHELD
                                   [ ]                 [ ]


     [ ]
        --------------------------------------------------
        For all nominees except as noted on the line above

     2. Proposal to approve the appointment of      FOR    AGAINST   ABSTAIN
        Arthur Andersen LLP as the independent      [ ]      [ ]       [ ]
        public accountant for the Company


     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                       MARK HERE
                      FOR ADDRESS
                      CHANGE AND
                      NOTE AT LEFT       [ ]

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        (Please sign your name(s) as printed hereon. If co-owner, both parties should sign.)



Signature                                       Date
          -------------------------------------      -------------------
Signature                                       Date
         --------------------------------------      -------------------